Exhibit 99.1

For Immediate Release

SFX ENTERTAINMENT REPORTS THIRD QUARTER FINANCIAL RESULTS

Third Quarter Attendance Rises 24.8% to Over 1.9 Million Attendees

NEW YORK — (November 9, 2015) — SFX Entertainment, Inc. (NASDAQ: SFXE) today reported financial results for the three and nine months ended September 30, 2015.

Revenue for the three months ended September 30, 2015 declined by $10.3 million, or 7%, year over year to $133.2 million. Excluding foreign currency impact, revenue in the three months ended September 30, 2015 would have declined by $0.5 million, or less than 1%, year over year. Revenue for the period was also adversely impacted by approximately $4.0 million of lost revenue due to the cancellation and/or partial cancellation of several events during the quarter, which is expected to be partially replaced by insurance recoveries during later periods, as well as a reduction in the volume of digital music downloads. Revenue for the first nine months of 2015 grew 18.6% year over year to $306.5 million. Excluding foreign currency impact, revenue in the nine months ended September 30, 2015 increased by $88.3 million, or 34%, year over year.

Revenue for the three months ended September 30, 2015 included $114.9 million in Live revenue (86.3% of total revenue) related to festivals and live events that were produced, promoted, licensed or managed by SFX during the period. Live revenue for the nine months ended September 30, 2015 was $261.8 million (85.4% of total revenue). Platform revenue, which represents SFX’s 365-day a year engagement with fans outside of live events and includes sales of digital music, certain marketing services and digital activities, was $18.3 million (13.7% of total revenue) for the three months ended September 30, 2015, and $44.7 million (14.6% of total revenue) for the nine months ended September 30, 2015. The Company recognized $17.7 million and $44.7 million of sponsorship and marketing services revenue during the three and nine months ended September 30, 2015, respectively.

Direct costs for the three months ended September 30, 2015 were $117.8 million, with costs from Live representing $103.0 million, or 87.4%, of total direct costs and Platform costs representing $14.8 million, or 12.6% of total direct costs. Direct costs for the nine months ended September 30, 2015 were $251.0 million, with costs from Live representing $219.4 million, or 87.4%, of total direct costs and Platform costs representing $31.6 million, or 12.6%, of total direct costs.

Net loss and diluted loss per share for the three month period ended September 30, 2015 were $54.5 million and $(0.57), respectively, while net loss and diluted loss per share for the nine month period ended September 30, 2015 were $144.0 million and $(1.55), respectively.

The Company’s pro forma revenue (a nonGAAP financial measure, see definition and reconciliation below) for the three and nine months ended September 30, 2015, was $133.2 million and $305.0 million, respectively. Pro forma adjusted EBITDA (a nonGAAP financial measure, see definition and reconciliation below) for the three and nine months ended September 30, 2015, was a loss of $3.5 million and $17.1 million, respectively.

During the three months ended September 30, 2015, SFX held a total of 286 festivals and events, including 31 festivals which the Company defines as events with single-day capacities of over 10,000 attendees (excluding artist tours). Total attendance at festivals and events during the three months ended September 30, 2015 grew 24.8% year over year to 1,946,000 attendees, while attendance during the nine months ended September 30, 2015 rose 36.8% over the prior year period to 4,082,000 attendees. Festival attendance rose 29.4% and 38.4% during the three and nine months ended September 30, 2015, respectively, as compared to the same periods in 2014. During the third quarter, the Company held sixteen owned (not licensed) festivals that were also held in the third quarter of 2014. On a same festival basis, revenue grew 10.0% on a constant currency basis.

“Despite continued strong gains in total attendance, the third quarter of 2015 was challenging for SFX in several respects, including the impact of foreign exchange and the cancellation of several festival days to weather,” said Robert F.X. Sillerman, Chairman and CEO of SFX.  “Additionally, the Company’s sales and recognition of revenue from sponsorships did not meet our expectations, which we consider primarily a timing issue.  However, we remain very pleased with the quality and loyalty of our sponsors and marketing partners, as reflected by their willingness to renew, and in some cases expand, their partnerships, and we are confident in our potential to secure additional sponsorships. While our financial performance was impacted by external factors, we are making several significant changes this quarter to address the lower than anticipated operating results.  Additionally, although fourth quarter results are expected to benefit from insurance settlements and the finalization of a new marketing agreement, the 2015 full year financial results will not meet our prior expectations.  Going forward, and notwithstanding the ongoing sales process, our teams remain focused on operations.”

2015 Third Quarter Highlights and Recent Developments

•                  Over the 2015 Labor Day weekend, Electric Zoo returned to Randall’s Island in New York City for its seventh consecutive year, hosting over 75,000 attendees. This year’s Electric Zoo boasted a record number of sponsors, including T-Mobile, MasterCard, MillerCoors and Smirnoff.  In coordination with its sister company, ID&T, the festival delivered a fresh aesthetic, improved production and top-notch safety to its fans.

•                  React Presents held its fourth annual Summer Set Music & Camping Festival on August 14 through August 16, 2015, in Somerset, Wisconsin, with over 50,000 attendees enjoying artists such as Deadmau5, The Weeknd, Bassnectar, and Big Gigantic.

•                  Beatport and its charter partner T-Mobile launched T-Mobile Backstage, a new music hub available only to T-Mobile customers who are registered with Beatport. With T-Mobile Backstage, fans are provided with exclusive access to event ticket giveaways, free music downloads, expertly curated playlists and a social media-centered Fan Wall.

•                  Beatport hosted branded stages at events including Mysteryland Holland, Vans Warped Tour across the United States, and the Sun City Music Festival in El Paso, Texas.

•                  In July, ALDA Events announced that world-famous DJ Hardwell’s “I Am Hardwell” tour will make a stop in Gelsenkirchen, Germany on November 7, 2015. The show’s 40,000 tickets were sold out within 72 hours, making this the Amsterdam-based company’s biggest show ever outside the Netherlands.

•                  SFX’s Q-Dance brand remains a leader in the hard-style subgenre of electronic music, selling out three of its recent signature events: the Dominator festival in the Netherlands in July, the Q-BASE festival in Germany in September, and X-Qlusive Holland XXL in the Netherlands in October.

•                  TomorrowWorld welcomed 150,000 visitors, including 40,000 campers, despite a partial cancellation on the last day of the festival due to severe weather in Chattahoochee Hills, Georgia. Safety was the company’s primary concern.  Refunds are being offered for ticket holders who were affected by the cancellation.

•                  In October, ID&T’s Sensation festival premiered in Tokyo, Japan to a sold-out audience of 21,000 fans. Adding to the list of 33 countries that have hosted Sensation events, the festival will take place in Hyderabad, India for the first time on February 6, 2016.

•                  In October, several SFX brands were featured during the Amsterdam Dance Event (“ADE”), an annual week-long conference focused on electronic music culture. Beatport was selected as the official live streaming partner of ADE, hosted a Beatport Boat Party cruise through the canals of Amsterdam and welcomed over 30 world-famous DJs to its studio to record live sets.  SFX’s techno brand “Awakenings” presented four sold out shows throughout the week. ID&T and ALDA added a second night to their hugely popular Amsterdam Music Festival, making it the biggest event of ADE with 70,000 visitors over two nights.

SFX Entertainment, Inc.

Live Event Metrics

2015 Festivals by On-Sale Status (1)

	Total	Consolidated	Not Consolidated (2)
Completed	86	58	28
On-Sale	13	9	4
Total Festivals	99	67	32

2015 Festivals by Quarter and Location

	Total	North America	International	Consolidated	Not Consolidated (2)
Q1	12	3	9	7	5
Q2	29	11	18	25	4
Q3	31	10	21	18	13
Q4	27	5	22	17	10
Total Festivals	99	29	70	67	32

(1) Festivals defined as having attendance capacity of 10,000 or greater.

(2) Represents festivals promoted by entities under license from SFX as well as entities in which SFX has an equity investment.

SFX Entertainment, Inc.

Live Event Metrics

2015 Completed Festivals

Initial Show Date	Festival Name	City	Country

1/16/2015	The Day After Festival	Panama City	Panama
2/7/2015	A State of Trance - Australia	Sydney	Australia
2/8/2015	Hard Bass	Arnhem	Netherlands
2/21/2015	A State of Trance - Netherlands	Utrecht	Netherlands
2/21/2015	WinterWorld 2015 - First Kiss Frankfurt	Frankfurt	Germany
2/28/2015	Top 100 DJ- World Tour - Bulgaria	Sofia	Bulgaria
2/28/2015	Reverze	Antwerp	Belgium
3/14/2015	Pussy Lounge Winter Circus	Eindhoven	Netherlands
3/18/2015	Ultimate Music Experience	S. Padre Island	USA
3/21/2015	Knock Out!	Rotterdam	Netherlands
3/21/2015	Life in Color San Jose	San Jose	Costa Rica
3/28/2015	Life in Color Santiago	Santiago	Chile
4/4/2015	Qapital	Amsterdam	Netherlands
4/11/2015	A State of Trance - Argentina	Buenos Aires	Argentina
4/11/2015	Life in Color Houston	Houston	USA
4/18/2015	Something Wonderful	Dallas	USA
4/25/2015	Life in Color Austin	Austin	USA
4/27/2015	Kingsland - Amsterdam	Amsterdam	Netherlands
4/27/2015	Kingsland - Den Bosch	Den Bosch	Netherlands
4/27/2015	Kingsday festival	Eindhoven	Netherlands
4/30/2015	Mayday	Dortmund	Germany
5/1/2015	Tomorrowland Brazil	Sao Paolo	Brazil
5/6/2015	Electric Zoo Tokyo	Tokyo	Japan
5/8/2015	Life In Color Tacoma	Tacoma	USA
5/8/2015	Rock in Rio Vegas	Las Vegas	USA
5/9/2015	Top 100 DJ- World Tour - Turkey	Istanbul	Turkey
5/22/2015	Mysteryland USA	Bethel Woods	USA
5/23/2015	Sunset Music Festival	Tampa	USA
5/30/2015	The Flying Dutch - Amsterdam	Amsterdam	Netherlands
5/30/2015	The Flying Dutch - Rotterdam	Rotterdam	Netherlands
5/30/2015	The Flying Dutch - Eindhoven	Eindhoven	Netherlands
5/30/2015	Life in Color Puerto Rico	Puerto Rico	USA
6/6/2015	Amsterdam Open Air	Amsterdam	Netherlands
6/6/2015	Pussy Lounge @ the Park	Breda	Netherlands
6/12/2015	Bestival	Toronto	Canada
6/12/2015	Sensation Russia	St. Petersburg	Russia
6/12/2015	Spring Awakening	Chicago	USA
6/19/2015	Defqon1 Weekend Festival	Biddinghuizen	Netherlands
6/27/2015	Ruhr-in-Love	Oberhausen	Germany
6/27/2015	Life In Color New Jersey	East Rutherford	USA
6/27/2015	Awakenings Festival	Halfweg	Netherlands
7/4/2015	Life in Color Hidalgo	Hidalgo	USA
7/5/2015	Sensation Amsterdam	Amsterdam	Netherlands
7/11/2015	A Day in the Park	Amsterdam	Netherlands
7/11/2015	Mamby on the Beach Festival	Chicago	USA
7/11/2015	Corona Sunsets UK	Somerset	UK
7/18/2015	Buitenwesten Festival	Amsterdam	Netherlands

7/18/2015	Electronic Family	Amsterdam	Netherlands
7/18/2015	Dominator Festival	Eindhoven	Netherlands
7/19/2015	Milkshake Festival	Amsterdam	Netherlands
7/24/2015	Tomorrowland	Boom	Belgium
7/25/2015	Tiktak Events	Amsterdam	Netherlands
7/25/2015	Corona Sunsets Italy	Rome	Italy
7/31/2015	Life in Color Buffalo	Buffalo	USA
7/31/2015	Nature One	Kastellaun	Germany
8/1/2015	Life in Color Turkey	Istanbul	Turkey
8/7/2015	The Qontinet	Wachtebeke	Belgium
8/13/2015	Corona Sunsets Ibiza	Ibiza	South Korea
8/14/2015	Summer Set	Somerset	USA
8/15/2015	Decibel Outdoor	Tilburg	Netherlands
8/22/2015	Life in Color Seoul	Seoul	South Korea
8/27/2015	Life in Color Tel Aviv	Tel Aviv	Israel
8/29/2015	Mysteryland Netherlands	Hoofddorp	Netherlands
9/4/2015	Electric Zoo New York	New York City	USA
9/5/2015	Sun City Music Festival	El Paso	USA
9/5/2015	Life in Color Mexico City	Mexico City	Mexico
9/12/2015	Q-Base	Weeze	Germany
9/12/2015	Life in Color Windsor	Windsor	Canada
9/12/2015	Life in Color Washington D.C	Washington	USA
9/19/2015	Rock in Rio (Rio)	Rio de Janeiro	Brazil
9/19/2015	DefQon1 AUS	Sydney	Australia
9/25/2015	TomorrowWorld	Atlanta	USA
10/2/2015	Sensation Canada	Toronto	Canada
10/3/2015	Syndicate	Dortmund	Germany
10/3/2015	Xqlusive Holland XX	Amsterdam	Netherlands
10/10/2015	Pussy Lounge XXL	Rotterdam	Netherlands
10/10/2015	Sensation Japan	Chiba	Japan
10/10/2015	A State of Trance - Mexico	Mexico City	Mexico
10/16/2015	Amsterdam Music Festival	Amsterdam	Netherlands
10/24/2015	Corona Sunsets China	Shanghai	China
10/25/2015	Unlocked	Utrecht	Netherlands
10/30/2015	Sensation Dubai	Dubai	UAE
10/30/2015	Freaky Deaky	Chicago	USA
11/7/2015	MAYDAY Poland	Katowice	Poland
11/7/2015	Bassleader	Antwerp	Belgium
11/8/2015	Sensation Monterrey	Monterrey	Mexico

SFX Entertainment, Inc.

Live Event Metrics

2015 On-Sale Festivals

Initial Show Date	Festival Name	City	Country
11/15/2015	XXXPerience	Itu	Brazil
11/21/2015	Qlimax	Arnhem	Netherlands
11/28/2015	Stereosonic - Sydney	Sydney	Australia
11/29/2015	Stereosonic - Perth	Perth	Australia
12/5/2015	Life in Color Lima	Lima	Peru
12/5/2015	TOXICATOR	Mannheim	Germany
12/5/2015	Stereosonic - Adelaide	Adelaide	Australia
12/5/2015	Stereosonic - Melbourne	Melbourne	Australia
12/6/2015	Stereosonic - Brisbane	Brisbane	Australia
12/12/2015	Defqon1 Chile	Santiago	Chile
12/19/2015	Valhalla Festival	Amsterdam	Netherlands
12/31/2015	Reaction New Years Eve	Chicago	USA
12/31/2015	Freaqshow	Amsterdam	Netherlands

Balance Sheet and Liquidity

At September 30, 2015, SFX had $295.0 million principal amount outstanding of its 9.625% second lien senior secured notes due 2019 as well as $30.0 million drawn against its revolving credit facility. In addition, the Company had cash and cash equivalents of $59.8 million, inclusive of $3.6 million of cash proceeds held on behalf of third party ticketing clients.

Definitions

The following definitions apply to these terms as used throughout this press release and the exhibits:

EBITDA — represents net income (loss) before other income (loss), interest expense, income taxes, depreciation and amortization, noncash equitybased compensation expense, and nonoperating items, including financing and other transaction costs.

Pro forma adjusted EBITDA — includes the EBITDA of SFX, plus EBITDA from acquisitions as if owned from the beginning of the period, cost savings, nonrecurring items including financing and other transaction costs and severance, and the other items set forth in footnotes 3 through 5 of the GAAP to non-GAAP reconciliation table below.

Pro forma revenue — represents revenue of SFX and all acquisitions as if they were owned by SFX from the beginning of the period.

NonGAAP Financial Measures

We prepare our financial statements in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. Within this press release, we make reference to EBITDA, pro forma adjusted EBITDA, and pro forma revenue, which are nonGAAP financial measures. The Company includes these nonGAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses EBITDA to convey supplemental information to investors regarding the Company’s performance excluding the impact of certain noncash charges, costs associated with our borrowing and other special items that can affect the comparability of results from quarter to quarter. In particular, EBITDA is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and longterm operational plans. Of note, the elimination of certain expenses in calculating EBITDA can provide a useful measure for periodtoperiod comparisons of our core business. In addition, the Company believes that pro forma adjusted EBITDA and pro forma revenue present important information to investors regarding the current business, prospects and financial condition of the Company that would not otherwise be available.

Accordingly, the Company believes the presentation of these nonGAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The nonGAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the NonGAAP financial measures, please see the Reconciliation of GAAP financial measures to NonGAAP financial measures table in the press release.

About SFX Entertainment

SFX Entertainment, Inc. (NASDAQ: SFXE) is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals. SFX’s mission is to provide electronic music fans with the best possible live experiences, music discovery, media and digital connectivity. SFX was borne out of the technology revolution and produces and promotes a growing portfolio of live events including leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday, Decibel, Q-Dance, Awakenings, and React Presents, as well as the innovative ticketing services Flavorus and Paylogic. SFX also owns and operates Beatport, the trusted global home of electronic music where fans, DJs, and creators connect, discover, and participate in the evolution of dance music culture.

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy, expected operational and financial results and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to integrate the companies we have acquired; our belief that the EMC community will grow; our ability to increase the number of festivals and events we produce and their attendance and profitability; our ability to pay our debts and meet our liquidity needs; that definitive agreements for the sale of the Company will be entered into and/or approved by shareholders; competition; our ability to manage growth and geographically-dispersed operations; and our ability to grow our online properties. We refer you to the documents we file from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of our most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements.  In addition, any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events, except as required by law.

Investor Relations Contacts:

Richard Rosenstein

Chief Financial Officer & Chief Administrative Officer

646 561 6400

Joseph Jaffoni

JCIR

212 835 8500

sfxe@jcir.com

Media Contact:

DKC Public Relations

Ed Tagliaferri 212 981 5182

edmund_tagliaferri@dkcnews.com

SFX Entertainment, Inc.

Summarized Statements of Operations

(unaudited, $ in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Revenue	$133,232	$143,552	$306,473	$258,500
Direct costs	117,758	110,049	250,991	194,406
Gross Profit	15,474	33,503	55,482	64,094
Selling, general and administrative expenses	38,581	44,798	118,587	123,345
Loss on sale of non-core assets	9,112	—	9,112	—
Depreciation and amortization	9,286	9,557	26,978	25,357
Operating loss	(41,505)	(20,852)	(99,195)	(84,608)

Interest expense	(9,181)	(6,158)	(25,478)	(18,445)
Other (expense)/income	(7,312)	14,683	(17,374)	6,819
Equity in income/(loss) of non-consolidated affiliates	3,672	2,345	(1,724)	1,347
Loss before income taxes	(54,326)	(9,982)	(143,771)	(94,887)
Income tax benefit	84	15,060	47	8,770
Net income/(loss)	(54,242)	5,078	(143,724)	(86,117)
Less: Net income attributable to non-controlling interest	229	142	316	254
Net income/(loss) attributable to SFX Entertainment, Inc.	$(54,471)	$4,936	$(144,040)	$(86,371)

SFX Entertainment, Inc.

Summary Balance Sheet Data

(unaudited, $ in thousands)

	September 30, 2015	December 31, 2014

Cash and cash equivalents	$59,788	$63,270
Total assets	$661,614	$702,489

Long-term debt	312,404	283,173
Total liabilities	$490,236	$436,347

Perferred stock	$44,628	$—
Redeemable common stock	$27,247	$27,247
Redeemable non-controlling interest	$—	$4,322

Stockholders’ equity	$98,915	$233,772

SFX Entertainment, Inc.

Reconciliation of GAAP financial measures to Non-GAAP financial measures

(unaudited, $ in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue

Revenue, as reported by the Company	$133,232	$143,552	$306,473	$258,500

Revenue of Acquisitions (1)	—	5,458	(1,477)	28,408

Total - Pro Forma Revenue	$133,232	$149,010	$304,996	$286,908

Pro Forma Adjusted EBITDA

Net income/(loss)	$(54,242)	$5,078	$(143,724)	$(86,117)

Interest expense, net	9,181	6,158	25,478	18,445
Income tax benefit	(84)	(15,060)	(47)	(8,770)
Depreciation and amortization	9,286	9,557	26,978	25,357
Loss on sale of non-core assets	9,112	—	9,112	—
Other (income)/expense, net (2)	7,312	(14,683)	17,374	(6,819)
Equity based compensation expense	7,076	10,568	22,916	30,280

EBITDA of the Company	(12,359)	1,618	(41,913)	(27,624)

EBITDA of Acquisitions (1)	—	185	—	4,802

Adj. to reflect proportionate EBITDA of equity investments	932	1,920	1,250	2,481

Insurance Proceeds(3)	4,300	4,126	4,300	4,126
Transaction Costs, One-Time Fees and Disc. Ops. (4)	3,014	8,751	15,721	16,927
Cost Savings (5)	636	2,014	3,496	5,555

Total - Pro Forma Adjusted EBITDA	$(3,477)	$18,614	$(17,146)	$6,268

(1) Includes all companies acquired by SFX for the periods prior to SFX ownership. The figures are based on financial information provided by such companies acquired by SFX. Such companies were not under SFX control for 100% of the time periods presented.  Excludes revenue from divested operations.

(2) Other (income)/expense represents the extinguishment of debt, gain on a sale of assets, foreign currency gains and losses, and other miscellaneous non-recurring items.

(3) Anticipated insurance recoveries for certain cancelled festivals.

(4) Includes non-recurring expenses and adjustments related to (i) transaction costs for the period, (ii) divested operations, (iii) SFX’s intention to terminate certain minority owned festivals in future periods and (iv) adjustments related to content expenses.

(5) Reflects the impact of identified and implemented cost savings including head count reduction and duplicate audit fees.